UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): December 27, 2004
                              (December 23, 2004)

                         SKYTERRA COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)



            Delaware                      000-13865            23-2368845
(State or Other Jurisdiction of   (Commission File Number)  (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)


                          19 West 44 Street, Suite 507
                               New York, NY 10036


              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 730-7540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2004, SkyTerra Communications, Inc. (the "Company") completed a private placement of 2,000,000 shares (the "Shares") of its voting common stock, par value $0.01 per share ("Common Stock") to a group of accredited investors (the "Purchasers") at a per share price of $18.25, pursuant to the terms of a Securities Purchase Agreement by and among the Company and each of the Purchasers (the "Purchase Agreement"). In connection with this sale, SkyTerra entered into a registration rights agreement with the Purchasers requiring that, among other things, SkyTerra register the resale of the shares. If SkyTerra does not meet certain deadlines between June 30, 2005 and December 31, 2005 with respect to making the registration effective, then warrants, which were issued to the Purchasers in connection with the transaction, to purchase up to an additional 600,000 shares of common stock at an exercise price of $18.25 per share (the "Warrants") will vest and be exercisable at any time through December 23, 2009. The number of Warrants that vest, if any, will depend on when the registration statement becomes effective. If SkyTerra meets the June 30, 2005 deadline and otherwise complies with certain registration obligations, none of the Warrants will vest. The aggregate purchase price for the Shares and the Warrants sold in the private placement was $36.5 million, before deducting expenses which are currently estimated to be approximately $350,000 and placement agent fees of approximately $1,095,000. The Company intends to use the net proceeds from the private placement for general corporate purposes including to fund future opportunities.

In connection with the private placement, the Company issued to Tejas Securities Group, Inc., as placement agent with respect to the transaction (the "Placement Agent"), a warrant (the "Placement Agent Warrant") to purchase up to an aggregate of 110,000 shares of Common Stock at an exercise price of $18.25 per share. The Placement Agent Warrant is exercisable immediately and will expire on the fifth anniversary of the issue date. The Placement Agent is also a party to the registration statement described above.

The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

The foregoing is a summary of the terms of the Purchase Agreement, Registration Rights Agreement, the Warrants and the Placement Agent Warrant and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement, the Warrants and the Placement Agent Warrant, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively.

On December 27, 2004, the Company issued a press release announcing the private placement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this current report by reference.


Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this current report is also responsive to this Item 3.02 and is incorporated herein by reference.


Section 7.01 Regulation FD Disclosure

The disclosure under Item 1.01 of the current report is also responsive to this
Item 7.01 and is incorporated herein by reference. In addition, on December 27, 2004, SkyTerra also announced that it expects to seek relisting on the Nasdaq National Market during the first half of 2005 as a result of the increase in stockholders equity resulting from the transaction. No assurance can be given that the Company will be successful in gaining such relisting.

Also attached as Exhibit 99.2, the Company is filing a description of certain risk factors affecting the Company and its business.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits - The following exhibits are furnished as part of this current report:

Exhibit   Description
Number

10.1 Securities Purchase Agreement, dated as of December 23, 2004, by and among SkyTerra Communications, Inc. and the Purchasers listed on
          Schedule I attached thereto.
10.2 Registration Rights Agreement, dated as of December 23, 2004, by and among SkyTerra Communications, Inc., each of the Purchasers and Tejas Securities Group, Inc.
10.3 Form of Common Stock Purchase Warrant issued by the Company to each of the Purchasers.
10.4 Common Stock Purchase Warrant issued by the Company to Tejas Securities Group, Inc. on December 23, 2004.
99.1      Press Release of SkyTerra Communications, Inc. dated December 27,
          2004.
99.2 Description of certain risk factors affecting the Company and its business.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 27, 2004          SKYTERRA COMMUNICATIONS, INC.
                                 (Registrant)
                                 By:      /s/ Robert C. Lewis
                                 Name:    Robert C. Lewis
                                 Title:   Senior Vice President,
                                          General Counsel and Secretary

                                 EXHIBIT INDEX


Exhibit   Description
Number

10.1 Securities Purchase Agreement, dated as of December 23, 2004, by and among SkyTerra Communications, Inc. and the Purchasers listed on
          Schedule I attached thereto.
10.2 Registration Rights Agreement, dated as of December 23, 2004, by and among SkyTerra Communications, Inc., each of the Purchasers and Tejas Securities Group, Inc.
10.3 Form of Common Stock Purchase Warrant issued by the Company to each of the Purchasers.
10.4 Common Stock Purchase Warrant issued by the Company to Tejas Securities Group, Inc. on December 23, 2004.
99.1      Press Release of SkyTerra Communications, Inc. dated December 27,
          2004.
99.2 Description of certain risk factors affecting the Company and its business.